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                                                                    Exhibit 10.7

                             FOUNDER LOAN AGREEMENT
                             ----------------------

     THIS FOUNDER LOAN AGREEMENT (this "Agreement") is entered into by and among each of the individuals executing this Agreement (each a "Lender" and collectively, the "Lenders") and HCNB BANCORP, INC., a Maryland corporation (the "Company").

     WHEREAS, on February 24, 1998, the Company was incorporated under the laws of the State of Maryland primarily to own all of the outstanding capital stock of a de novo national bank to be named Harbor Capital National Bank (the "Bank"); and

     WHEREAS, on December 16, 1998, certain of the Lenders (the "Organizers") filed an application with the Office of Comptroller of the Currency ("OCC") to charter the Bank as a national bank; and

     WHEREAS, the Organizers intend to file an application with the Board of Governors of the Federal Reserve System for the Company to become a bank holding company; and

     WHEREAS, the Company intends to offer to the public (the "Offering") shares of its common stock (the "Common Stock") pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC"); and

     WHEREAS, subject to regulatory approval, each Organizer will serve as either an officer or director of the Company and the Bank; and

     WHEREAS, in furtherance of the transactions described above (the "Transactions"), each Lender desires to lend funds or has loaned funds to the Company on a non-recourse basis to pay for the expenses incurred or to be incurred in connection with the Transactions, in the amount set opposite such Lender's name on the signature page of this Agreement; and

     WHEREAS, the Lenders understand that if the necessary regulatory approvals are not obtained or if the Bank does not commence banking operations for any reasons or if the Company does not sell at least 700,000 shares of Common Stock in the Offering, the Lenders may not receive the repayment of any of the funds loaned by them to the Company; and

     WHEREAS, the Lenders and the Company intend by this Agreement to delineate their respective rights and obligations with respect to their loans to the Company.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. THE LOANS; REPAYMENT OR OTHER SATISFACTION. In accordance with this Agreement, each Lender hereby agrees to loan to the Company on a non-recourse basis the
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amount set forth opposite his name on the signature page of this Agreement (the
"Loan Amount"). All Loan Amounts shall bear interest accruing at the rate of 5% per annum.

Each Lender agrees that the Company is obligated to repay such loans only (x) from the proceeds of the Offering, or, (y) at the Lender's option, by the issuance of shares of Common Stock in the Offering in satisfaction of such loan. Such repayment by cash or stock shall be made on the date that proceeds of the Offerings are first released from escrow and made available to the Company. The Lenders further agree that if the Offering has not been successfully completed for any reason by December 31, 1999, the Company shall be dissolved and liquidated and each of the Lenders shall: (i) receive, on a pro rata basis based upon the loans made by all of the Lenders, a portion of any of the Company's remaining assets (after the satisfaction of all liabilities to all other creditors); and (ii) accept such distribution in full satisfaction of any amounts due from the Company to the Lenders pursuant to this Agreement.

     2.   DEPOSIT AND EXPENDITURE OF FUNDS.

     a. All funds collected from the Lenders pursuant to this Agreement (the "Lenders' Funds") have been or will be deposited into an account (the "Loan Account") established with FMB Bank. Each Lender shall disburse the Loan Amount to the Company in the following installments due on the following dates:

          $10,000  October 31, 1998     $10,000  February 28, 1999
          $10,000  December 31, 1998    $10,000  March 31, 1999
          $20,000  January 31, 1999     $20,000  April 15, 1999

     b. The proper officers of the Company may withdraw funds from the Loan Account, such funds to be used to pay normal and customary expenses relating to the Transactions, including, but not limited to, the following: (a) expenses arising from or relating to the organization, capitalization and operation of the Company or the Bank; (b) expenses arising from or relating to the Offering;
(c) accounting, legal and due diligence expenses relating to or in connection with the Transactions; and (d) other expenses arising from or directly relating to the Transactions. The Lenders hereby acknowledge that the Company will make withdrawals from the Loan Account when and as funds are deposited, and, accordingly, if the Offering is not successfully completed, the Lenders will not receive a repayment of 100% of the Loan Amounts, and may not receive the return of any of the Loan Amounts.

     3. REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Lender hereby represents and warrants to, and acknowledges to and agrees with, the Company, the Bank and each other Lender as follows:

          (a) Each Lender recognizes that the Bank is a de novo bank to be organized in the future and has no financial or operating history, that the organization and operation of the Company and the Bank entails significant risks, including, without limitation, that the organization of the Company and the Bank is subject to regulatory approvals and that there are no assurances that such

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approvals will be obtained and that the Offering may never be commenced, and that even if commenced, it may be unsuccessful and not raise sufficient funds to repay the indebtedness arising from the funds loaned by the Lenders to the Company pursuant to this Agreement.

          (b) Within five days after receipt of a request from the Company, each Lender hereby agrees to provide such information and to execute and deliver such documents as may be reasonably necessary to comply with any and all laws and ordinances to which the Company or the Bank is subject.

     4. TERMINATION OF PRIOR AGREEMENTS. In the event that any Lender has entered into any other agreement with the Company or the Bank which is in any way related to the Transactions, such agreement is hereby terminated and of no further force or effect.

     5. INDEMNIFICATION. Each Lender agrees to indemnify and hold harmless the Company, the Bank and each of the other Lenders and all of their respective agents and representatives who are associated with the Transactions and all of the officers and directors of the Company and the proposed officers and directors of the Bank against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representations or warranty or breach or failure by the Lender to comply with any covenant or agreement made by the Lender in this Agreement.

     6. IRREVOCABILITY; BINDING EFFECT. Each Lender hereby acknowledges and agrees that: (a) the Lender is not entitled to cancel, terminate or revoke this Agreement; and (b) this Agreement shall survive the death or disability of the Lender and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.

     7. MODIFICATION. Neither this Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

     8. NOTICES. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to any other party hereunder shall be sufficiently given if: (a) deposited, postage prepaid, in a United States mail box, stamped registered or certified mail, return receipt requested, addressed to (i) a Lender at his address as on file with the Company or (ii) the Company at 1682 E. Gude Drive, Suite 102D, Rockville, Maryland 20850; or (b) delivered personally at such address.

     9. COUNTERPARTS. This Agreement may be executed through the use of one or more counterparts, and each counterpart shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

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     10.  ENTIRE AGREEMENT.  This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and there are no representations, covenants or other agreements except as stated or referred to herein.

     11. SEVERABILITY. Each provision of this Agreement is intended to be severable from every other provision, and the invalidity or illegality of any portion hereof shall not affect the validity or legality of the remainder hereof.

     12. ASSIGNABILITY. This Agreement is not transferable or assignable by any of the undersigned.

     13. HEADINGS. All headings in this Agreement are included herein for convenience of reference only, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applied to residents of that state executing contracts wholly to be performed in that state.

     15. CERTIFICATE OF NON-FOREIGN STATUS. Each Lender declares that, to the best of his knowledge and belief, the following statements are true, correct and complete: (a) that unless an Internal Revenue Service Form 4224 has been completed, the Lender is not a foreign person for purposes of U.S. income taxation (i.e., he is not a nonresident alien, nor executing this document as an officer of a foreign corporation, as a partner in a foreign partnership, or as a fiduciary of a foreign employee benefit plan, foreign trust or foreign estate) and (b) that the Lender agrees to inform the Company promptly if each of the Lender becomes a nonresident alien.

     16. ADDITIONAL LENDERS. Notwithstanding anything to the contrary contained in this Agreement, the Company may add additional Lenders (an "Additional Lender") to this Agreement without obtaining the consent of the other Lenders executing this Agreement, and to the extent the Lenders make any representations, warranties or agreements to each other pursuant to this Agreement, such representations, warranties or agreements shall also be deemed made to the Additional Lenders.

     IN WITNESS WHEREOF, the Lenders and the Company have executed and delivered this Agreement under their respective seals as of the date indicated under the parties' signature.


                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

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                                Amount of Loan:


$80,000*
----------------------------        ----------------------------------
                                    Michael J. Burke
                                    Date:


$80,000*
----------------------------        ----------------------------------
                                    Chi Ping Penny Chow
                                    Date:


$80,000*
----------------------------        ----------------------------------
                                    Harvey S. Fenster
                                    Date:


$80,000*
----------------------------        ----------------------------------
                                    Wayne A. Harrison
                                    Date:


$80,000*
----------------------------        ----------------------------------
                                    Li-min Lee
                                    Date:


$80,000*
----------------------------        ----------------------------------
                                    Robert K. Wang
                                    Date:


* The loans will be disbursed by the above-named Lenders in the installments described in Section 2 of this Agreement.

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